No. 1-13397
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                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON D.C. 20549

                             Form 10/A

                         (Amendment No. 2)
                      ----------------------

                   GENERAL FORM FOR REGISTRATION
                           OF SECURITIES


               Pursuant to Section 12(b) or 12(g) of
                the Securities Exchange Act of 1934
                      -----------------------

                 Corn Products International, Inc.


              Delaware                           22-3514823
   (State or other jurisdiction               (I.R.S. Employer
 of incorporation or organization)            Identification No.)

 Corn Products International, Inc.               60501-1933
            P.O. Box 345                         (Zip Code)
       6500 South Archer Road
          Bedford Park, IL
(Address of principal executive offices)


        Registrant's telephone number, including area code:

                           708-563-2400

                    --------------------------

 Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                Name of each exchange on which
 to be registered                  each class is to be registered
 ----------------                  ------------------------------

Common Stock, $.01 par value,        New York Stock Exchange, Inc.
including attached Preferred
Stock Purchase Right

 Securities to be registered pursuant to Section 12(g) of the Act:

                               None

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


                         EXPLANATORY NOTE

           The sole purpose of this Amendment is to file certain exhibits to the Registration Statement. Accordingly, this Amendment consists only of the cover page, this note and Item 15 of Part II of the Registration Statement. The Information
Statement and the remainder of Part II are unchanged and have been omitted.

       II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 15.        Financial Statements and Exhibits.

(b) Exhibits    The following documents are filed as exhibits hereto:

Exhibit No.                          Description
-----------                          -----------


  2.1      Form of Distribution Agreement.

  3.1 Amended and Restated Certificate of Incorporation of Corn Products International, Inc.+

  3.2      Amended By-Laws of Corn Products International, Inc.+

  4.1      Form of Rights Agreement.

  4.2 Certificate of Designation for Registrant's Series A Junior Participating Preferred Stock.

  10.1     Form of Master Supply Agreement. +

  10.2     Form of Tax Sharing Agreement.+

  10.3     Form of Tax Indemnification Agreement.+

  10.4     Form of Debt Agreement.+

  10.5     Form of Transition Services Agreement.

  10.6     Form of Master License Agreement.

  10.7     Form of Distribution Agreement (filed as Exhibit 2.1).

  10.8     Form of Employee Benefits Agreement.+

  10.9     Form of Access Agreement.+

  10.10    Form of Corn Products International, Inc. 1998 Stock Incentive Plan.

  10.11    Form of Corn Products International Executive Severance Agreement.

  21.1     List of Subsidiaries.+


-----------------------------
+ Previously filed.

                            SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CORN PRODUCTS INTERNATIONAL, INC.


                                  By /s/ Marcia E. Doane
                                    -------------------------------
                                    Name:  Marcia E. Doane
                                    Title: Vice President,
                                           General Counsel
                                           and Corporate
                                           Secretary


November 21, 1997

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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                      ----------------------




                             EXHIBITS

                                TO

                             FORM 10/A

                         (Amendment No. 2)


            General Form for Registration of Securities
            Pursuant to Section 12(b) of the Securities
                       Exchange Act of 1934





                    --------------------------




                 CORN PRODUCTS INTERNATIONAL, INC.


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


                           EXHIBIT INDEX


Exhibit No.
-----------


  2.1      Form of Distribution Agreement.

  3.1 Amended and Restated Certificate of Incorporation of Corn Products International, Inc.+

  3.2      Amended By-Laws of Corn Products International, Inc.+

  4.1      Form of Rights Agreement.

  4.2 Certificate of Designation for Registrant's Series A Junior Participating Preferred Stock.

  10.1     Form of Master Supply Agreement.+

  10.2     Form of Tax Sharing Agreement.+

  10.3     Form of Tax Indemnification Agreement.+

  10.4     Form of Debt Agreement.+

  10.5     Form of Transition Services Agreement.

  10.6     Form of Master License Agreement.

  10.7     Form of Distribution Agreement (filed as Exhibit 2.1).

  10.8     Form of Employee Benefits Agreement.+

  10.9     Form of Access Agreement.+

  10.10    Form of Corn Products International, Inc. 1998 Stock
           Incentive Plan.

  10.11    Form of Corn Products International Executive Severance Agreement.

  21.1     List of Subsidiaries.+


-----------------------------
+ Previously filed.